Exhibit 99.1

CoBiz Inc. Reports First Quarter 2007 Results

Denver —  CoBiz Inc. (Nasdaq: COBZ), a financial services holding company with $2.1 billion in assets, reported first quarter 2007 diluted EPS of $0.24, compared to $0.23 diluted EPS a year ago.  Net income was $5.88 million in the first quarter versus $5.28 million one year ago, an increase of 11.4%.  Return on average assets improved to 1.13% during the current quarter versus 1.09% a year earlier, while return on average equity was 13.19% for the current quarter versus 15.42% a year earlier.  First quarter 2007 diluted EPS and return on average equity were both affected by the 975,000 shares issued in the secondary stock offering CoBiz completed during January.

First Quarter 2007 Highlights

(Compared with one year ago)

•             Net interest income grew 11.4%

•             Net margin expanded by 14 basis points (0.14%)

•             Average loans and deposits increased 14.0% and 9.4%, respectively

•             Credit quality remains strong with 0.20% nonperforming assets to total assets

“Due to the seasonality of all of our businesses, the first quarter is typically soft and this quarter was no exception” said Chairman and CEO Steve Bangert.  “However, our pipeline of business, particularly on the loan side of the balance sheet and within our investment banking unit, are encouraging and should provide a favorable improvement to earnings for the remainder of 2007.”

Net Interest Income & Margin

Net interest income for the first quarter of 2007 increased to $21.0 million, up $2.2 million or 11.4% versus the first quarter of 2006.  The net interest margin increased 14 basis points (0.14%) compared to first quarter of 2006 and increased 16 basis points (0.16%) versus the fourth quarter of 2006.

“I am very pleased by our ability to expand our margin in the face of an inverted yield curve and continued competitive pressure on both sides of the balance sheet,” said Bangert.  “We have made a concerted effort to maintain discipline in our loan and deposit pricing and continue to maintain our conservative credit culture by not chasing higher-risk, lower-yielding assets.”

Noninterest Income

Noninterest income for the first quarter of 2007 increased to $6.6 million, up from $6.3 million in the first quarter of 2006.  As a percentage of total operating revenue, noninterest income decreased slightly to 24.0% in the first quarter of this year compared to 25.2% in the first quarter of 2006.

The Investment Advisory & Trust segment had a strong first quarter with revenue increasing 24.3% on an annualized basis from the fourth quarter of 2006.  “The hiring in

January of Ross Thompson and Gordan Post to lead our trust department has already resulted in substantial new business for CoBiz,” stated Bangert.  “Ross and Gordan have a tremendous reputation and following within the Colorado business community and have really just begun to make their mark on our company’s trust department which has been renamed CoBiz Trust.”

Operating Expenses

Operating expenses increased $1.8 million or 10.7% versus the first quarter of 2006. The majority of the increase was in salaries and employee benefits, which increased 12.1% from the first quarter of 2006. The variance is due in part to higher staffing levels to accommodate our growth and annual merit increases awarded as of January 1, 2007. As of March 31, 2007, the Company employed 468 full-time-equivalent employees, compared to 444 at March 2006. The Company made significant progress in the recruitment of business development officers in the latter half of 2006, increasing compensation expense though the beneficial revenue impact has yet to be fully realized.

Also reflected in the increase in operating expenses were costs related to the company’s branding efforts. The company has completely redesigned all corporate logos and marketing materials to better unify its complete product offering. In addition, the company will be changing its name – pending shareholder approval at the 2006 Annual Meeting in May – to CoBiz Financial.

The efficiency ratio increased slightly from 65.9% in the first quarter of 2006 to 66.4% in the first quarter of 2007.

Loans and Deposits

Average loan balances were $1.56 billion during the quarter, an increase of $191.7 million or 14.0% over balances of $1.37 billion one year ago.  Average deposit balances were $1.43 billion during the quarter, an increase of $122.9 million or 9.4% over balances of $1.31 billion one year ago.

“In addition to a good pipeline of loan activity, we are also making inroads on attracting higher-profile, larger-dollar deposit relationships,” commented Bangert.  “For example, at the end of the first quarter our Denver bank successfully attracted an eight-figure deposit relationship from one of the largest non-profit entities in Colorado.  By offering a suite of products including bank deposits, treasury management services, and fixed-income solutions through our investment management subsidiary, we were able to offer this prospect a seamless cash management solution on-par with the large regional banks while providing the high-touch, customized service that CoBiz has become known for.”

Credit Quality

Nonperforming assets to total assets increased to 20 basis points (0.20%) during the first quarter 2007, up from prior year’s level of four basis points (0.04%).  Nonperforming loans to total loans ended the quarter at 27 basis points (0.27%), compared to six basis points (0.06%) at the end of first quarter 2006.  The allowance for loan and credit losses equaled over four times the level of nonperforming assets at quarter-end.  The allowance for loan and credit losses increased to $18.7 million at quarter-end, up $1.4 million from $17.3 million at the end of first quarter 2006.

Earnings Conference Call

In conjunction with this earnings release, you are invited to listen to the company’s conference call on Friday, April 20, 2007 at 11:00 am ET with Steve Bangert, CoBiz chairman and CEO. The call can be accessed via the Internet at  http://www.videonewswire.com/event.asp?id=38744 or by telephone at (866) 425-6195  (conference ID #8628506).

Annual Meeting

This year’s annual meeting of shareholders will be held at the Magnolia Ballroom, 817 17th Street, Denver, Colorado 80202 on May 17, 2007 at 8:00 a.m. M.D.T.  You are cordially invited to attend.

Contact Information

CoBiz Inc.
Lyne Andrich 303.312.3458
Sue Hermann 303.312.3488

About CoBiz Inc.

CoBiz Inc. (www.cobizinc.com) is a $2.1 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Trust; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs, Ltd.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Inc.

March 31, 2007

(unaudited)

(Dollars in thousands, except per share amounts)

	Quarter Ended March 31,
	2007	2006
INCOME STATEMENT DATA
Interest income	$36,357	$30,722
Interest expense	15,342	11,863
NET INTEREST INCOME BEFORE PROVISION	21,015	18,859
Provision for loan and credit losses	—	400
NET INTEREST INCOME AFTER PROVISION	21,015	18,459
Noninterest income	6,632	6,340
Noninterest expense	18,385	16,606
INCOME BEFORE INCOME TAXES	9,262	8,193
Provision for income taxes	3,379	2,913
NET INCOME	$5,883	$5,280

EARNINGS PER COMMON SHARE
BASIC	$0.25	$0.24
DILUTED	$0.24	$0.23
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
BASIC	23,513	22,378
DILUTED	24,205	23,210

COMMON SHARES OUTSTANDING AT PERIOD END	23,865	22,466
BOOK VALUE PER SHARE - COMMON	$7.96	$6.27

PERIOD END BALANCES
Total Assets	$2,137,308	$2,024,209
Loans (net)	1,550,875	1,371,672
Goodwill and Intangible Assets	42,301	41,899
Deposits	1,486,985	1,420,355
Junior Subordinated Debentures	72,166	72,166
Common Shareholders’ Equity	189,919	140,860
Interest-Earning Assets	1,981,827	1,867,322
Interest-Bearing Liabilities	1,485,021	1,403,153

BALANCE SHEET AVERAGES
Average Assets	$2,115,922	$1,961,283
Average Loans (net)	1,539,798	1,348,867
Average Deposits	1,432,238	1,309,334
Average Junior Subordinated Debentures	72,166	72,166
Average Common Shareholders’ Equity	180,890	138,890
Average Interest-Earning Assets	1,960,340	1,814,661
Average Interest-Bearing Liabilities	1,481,281	1,387,519

	Quarter Ended March 31,
	2007	2006
PROFITABILITY MEASURES
Net Interest Margin	4.38%	4.24%
Efficiency Ratio	66.35%	65.89%
Return on Average Assets	1.13%	1.09%
Return on Average Common Shareholders’ Equity	13.19%	15.42%
Noninterest Income as a Percentage of Operating Revenues	23.99%	25.16%

CREDIT QUALITY
Nonperforming Loans
Loans 90 days or more past due and still accruing interest	$—	$5
Nonaccrual Loans	4,303	895
Total Nonperforming loans	$4,303	$900
Repossessed Assets	—	—
Total Nonperforming assets	$4,303	$900

Charge-offs	(29)	(30)
Recoveries	20	49
Net Charge-Offs	$(9)	$19

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets	0.20%	0.04%
Nonperforming Loans to Total Loans	0.27%	0.06%
Allowance for Loan and Credit Losses to Total Loans	1.19%	1.25%
Allowance for Loan and Credit Losses to Nonperforming Loans	433.67%	1925.00%

CoBiz Inc.

March 31, 2007

(unaudited)

(Dollars in thousands)

		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
	Banking	Services	and Trust	Insurance	Other	Consolidated
Net interest income
Quarter ended March 31, 2007	$22,329	$39	$—	$(1)	$(1,352)	$21,015
Quarter ended December 31, 2006	22,182	46	7	3	(1,394)	20,844
Annualized quarterly growth	2.7%	(61.7)%	(405.6)%	(540.7)%	12.2%	3.3%

Quarter ended March 31, 2006	$20,038	$8	$5	$6	$(1,198)	$18,859
Annual growth	11.4%	387.5%	(100.0)%	(116.7)%	(12.9)%	11.4%

Noninterest income
Quarter ended March 31, 2007	$1,426	$1,423	$1,152	$2,630	$1	$6,632
Quarter ended December 31, 2006	1,711	2,096	1,087	4,006	223	9,123
Annualized quarterly growth	(67.6)%	(130.2)%	24.3%	(139.3)%	(403.7)%	(110.7)%

Quarter ended March 31, 2006	$1,349	$1,147	$982	$2,797	$65	$6,340
Annual growth	5.7%	24.1%	17.3%	(6.0)%	(98.5)%	4.6%

Net income
Quarter ended March 31, 2007	$7,184	$(83)	$44	$(12)	$(1,250)	$5,883
Quarter ended December 31, 2006	6,136	155	34	350	(1,190)	5,485
Annualized quarterly growth	69.3%	(622.7)%	119.3%	(419.5)%	(20.4)%	29.4%

Quarter ended March 31, 2006	$6,030	$139	$53	$71	$(1,013)	$5,280
Annual growth	19.1%	(159.7)%	(17.0)%	(116.9)%	(23.4)%	11.4%

Earnings per share (diluted)
Quarter ended March 31, 2007	$0.29	$—	$—	$—	$(0.05)	$0.24
Quarter ended December 31, 2006	0.26	0.01	—	0.01	(0.05)	0.23
Annualized quarterly growth	46.8%	(405.6)%	—	(405.6)%	.0%	17.6%

Quarter ended March 31, 2006	$0.26	$0.01	$—	$—	$(0.04)	$0.23
Annual growth	11.5%	(100.0)%	.0%	.0%	(25.0)%	4.3%

		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
	Banking	Services	and Trust	Insurance	Other	Consolidated
Total loans
At March 31, 2007	$1,568,737	$—	$—	$—	$—	$1,568,737
At December 31, 2006	1,544,430	—	—	—	30	1,544,460
Annualized quarterly growth	6.4%	—	—	—	(405.6)%	6.4%

At March 31, 2006	$1,388,360	$—	$—	$—	$33	$1,388,393
Annual growth	13.0%	.0%	.0%	.0%	(100.0)%	13.0%

Total deposits and customer repurchase agreements
At March 31, 2007	$1,743,596	$—	$1,244	$—	$—	$1,744,840
At December 31, 2006	1,702,348	—	1,606	—	—	1,703,954
Annualized quarterly growth	9.8%	—	(91.4)%	—	—	9.7%

At March 31, 2006	$1,657,957	$—	$945	$—	$—	$1,658,902
Annual growth	5.2%	.0%	31.6%	.0%	.0%	5.2%

CoBiz Inc.

March 31, 2007

(unaudited)

(Dollars in thousands)

For the Quarter ended March 31, 2007

		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
	Banking	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$36,277	$39	$—	$1	$40	$36,357
Total interest expense	13,948	—	—	2	1,392	15,342
Net interest income	22,329	39	—	(1)	(1,352)	21,015
Provision for credit losses	29	—	—	—	(29)	—
Net interest income after provision for credit losses	22,300	39	—	(1)	(1,323)	21,015
Noninterest income	1,426	1,423	1,152	2,630	1	6,632
Noninterest expense and minority interest	6,470	1,520	1,000	2,458	6,937	18,385
Income before income taxes	17,256	(58)	152	171	(8,259)	9,262
Provision for income taxes	6,329	(19)	51	78	(3,060)	3,379
Net income before management fees and overhead allocations	$10,927	$(39)	$101	$93	$(5,199)	$5,883
Management fees and overhead allocations, net of tax	3,743	44	57	105	(3,949)	—
Net income	$7,184	$(83)	$44	$(12)	$(1,250)	$5,883

For the Quarter ended December 31, 2006

		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
	Banking	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$36,655	$46	$7	$3	$34	$36,745
Total interest expense	14,473	—	—	—	1,428	15,901
Net interest income	22,182	46	7	3	(1,394)	20,844
Provision for credit losses	181	—	—	—	(1)	180
Net interest income after provision for credit losses	22,001	46	7	3	(1,393)	20,664
Noninterest income	1,711	2,096	1,087	4,006	223	9,123
Noninterest expense and minority interest	5,363	1,807	939	3,265	9,647	21,021
Income before income taxes	18,349	335	155	744	(10,817)	8,766
Provision for income taxes	6,897	131	65	298	(4,110)	3,281
Net income before management fees and overhead allocations	$11,452	$204	$90	$446	$(6,707)	$5,485
Management fees and overhead allocations, net of tax	5,316	49	56	96	(5,517)	—
Net income	$6,136	$155	$34	$350	$(1,190)	$5,485

For the Quarter ended March 31, 2006

		Investment	Investment		Corporate
	Commercial	Banking	Advisory		Support and
	Banking	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$30,665	$8	$5	$6	$38	$30,722
Total interest expense	10,627	—	—	—	1,236	11,863
Net interest income	20,038	8	5	6	(1,198)	18,859
Provision for credit losses	436	—	—	—	(36)	400
Net interest income after provision for credit losses	19,602	8	5	6	(1,162)	18,459
Noninterest income	1,349	1,147	982	2,797	65	6,340
Noninterest expense and minority interest	5,284	863	822	2,546	7,091	16,606
Income before income taxes	15,667	292	165	257	(8,188)	8,193
Provision for income taxes	5,675	111	64	102	(3,039)	2,913
Net income before management fees and overhead allocations	$9,992	$181	$101	$155	$(5,149)	$5,280
Management fees and overhead allocations, net of tax	3,962	42	48	84	(4,136)	—
Net income	$6,030	$139	$53	$71	$(1,013)	$5,280

CoBiz Inc

March 31, 2007

(unaudited)

(Dollars in thousands)

	Quarter ended March 31,
			Increase/(decrease)
	2007	2006	Amount	%
NONINTEREST INCOME
Deposit service charges	$684	$708	$(24)	(3)%
Other loan fees	184	172	12	7%
Investment advisory and trust income	1,152	982	170	17%
Insurance income	2,630	2,797	(167)	(6)%
Investment banking income	1,423	1,147	276	24%
Other income	559	534	25	5%
Total noninterest income	$6,632	$6,340	$292	5%

	Quarter ended March 31,
			Increase/(decrease)
	2007	2006	Amount	%
NONINTEREST EXPENSES
Salaries and employee benefits	$12,166	$10,855	$1,311	12%
Stock based compensation expense	280	302	(22)	(7)%
Occupancy expenses, premises and equipment	2,830	2,712	118	4%
Amortization of intangibles	118	118	0	0%
Other operating expenses	2,949	2,617	332	13%
Loss on sale of other assets and securities	42	2	40	2000%
Total noninterest expenses	$18,385	$16,606	$1,779	11%

	March 31, 2007		December 31, 2006		March 31, 2006
		% of		% of		% of
	Amount	Portfolio	Amount	Portfolio	Amount	Portfolio
LOANS
Commercial	$480,339	31.0%	$482,309	31.6%	$421,223	30.7%
Real Estate - mortgage	727,109	46.9%	698,951	45.8%	702,018	51.2%
Real Estate - construction	291,971	18.8%	292,952	19.2%	194,102	14.2%
Consumer	56,014	3.6%	57,990	3.8%	58,750	4.3%
Other	13,304	0.9%	12,258	0.8%	12,300	0.9%
Gross loans	1,568,737	101.2%	1,544,460	101.2%	1,388,393	101.2%
Less allowance for loan losses	(17,862)	(1.2)%	(17,871)	(1.2)%	(16,721)	(1.2)%
Net loans	$1,550,875	100.0%	$1,526,589	100.0%	$1,371,672	100.0%

	March 31, 2007		December 31, 2006		March 31, 2006
		% of		% of		% of
	Amount	Portfolio	Amount	Portfolio	Amount	Portfolio
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market accounts	$562,594	32.2%	$566,849	33.3%	$543,794	32.8%
Savings	12,191	0.7%	10,740	0.6%	8,706	0.5%
Certificates of deposits under $100,000	100,866	5.8%	87,366	5.1%	83,626	5.0%
Certificates of deposits $100,000 and over	368,031	21.1%	361,138	21.2%	322,414	19.4%
Total interest-bearing deposits	1,043,682	59.8%	1,026,093	60.2%	958,540	57.8%
Noninterest-bearing demand deposits	443,303	25.4%	450,244	26.4%	461,815	27.8%
Customer repurchase agreements	257,855	14.8%	227,617	13.4%	238,547	14.4%
Total deposits and customer repurchase agreements	$1,744,840	100.0%	$1,703,954	100.0%	$1,658,902	100.0%

CoBiz Inc.

March 31, 2007

(unaudited)

(Dollars in thousands)

	For the quarter ended March 31,
		2007			2006
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost

Assets
Federal funds sold and other	$6,291	$116	7.38%	$5,951	$81	5.44%
Investment securities	414,251	5,324	5.14%	459,843	4,973	4.33%
Loans	1,557,779	31,068	7.98%	1,366,088	25,792	7.55%
Allowance for loan losses	(17,981)			(17,221)
Total interest earning assets	$1,960,340	$36,508	7.45%	$1,814,661	$30,846	6.80%
Noninterest-earning assets
Cash and due from banks	46,776			47,096
Other	108,806			99,526
Total assets	$2,115,922			$1,961,283

Liabilities and Shareholders’ Equity
Deposits
NOW and money market deposits	$555,667	$4,219	3.08%	$495,906	$2,930	2.40%
Savings deposits	11,101	43	1.57%	8,538	14	0.67%
Certificates of deposits
Under $100,000	94,433	1,080	4.64%	80,157	712	3.60%
$100,000 and over	335,684	4,082	4.93%	303,337	2,867	3.83%
Total Interest-bearing deposits	$996,885	$9,424	3.83%	$887,938	$6,523	2.98%
Other borrowings
Securities sold under agreements to repurchase and other short-term borrowings	412,230	4,523	4.39%	427,415	4,099	3.84%
Junior subordinated debentures	72,166	1,395	7.73%	72,166	1,241	6.88%
Total interest-bearing liabilities	$1,481,281	$15,342	4.18%	$1,387,519	$11,863	3.45%
Noninterest-bearing demand accounts	435,353			421,396
Total deposits and interest-bearing liabilities	1,916,634			1,808,915
Other noninterest-bearing liabilities	18,398			13,478
Total liabilities and preferred securities	1,935,032			1,822,393
Shareholders’ equity	180,890			138,890
Total liabilities and shareholders’ equity	$2,115,922			$1,961,283
Net interest income		$21,166			$18,983
Net interest spread			3.27%			3.35%
Net interest margin			4.38%			4.24%
Ratio of average interest-earning assets to average interest-bearing liabilities	132.34%			130.78%